Exhibit 99.1

CONTACT:	Tim Mammen	David Calusdian
	Chief Financial Officer	Executive Vice President
	IPG Photonics Corporation	Sharon Merrill
	(508) 373-1100	(617) 542-5300
IPG PHOTONICS REPORTS 8% REVENUE GROWTH FOR SECOND QUARTER 2016
Record Quarterly Revenues of $252.8 Million Driven by Strength in Materials Processing and High Power Laser Sales Company Announces Anti-Dilutive Stock Repurchase Program
OXFORD, Mass. – July 28, 2016 - IPG Photonics Corporation (NASDAQ: IPGP) today reported financial results for the second quarter ended June 30, 2016.

	Three Months Ended June 30,			Six Months Ended June 30,
(In millions, except per share data)	2016	2015	% Change	2016	2015	% Change
Revenue	$252.8	$235.1	8%	$460.0	$434.1	6%
Gross margin	54.5%	54.7%		54.8%	54.5%
Operating income	$95.0	$87.4	9%	$165.0	$169.5	(3)%
Operating margin	37.6%	37.2%		35.9%	39.0%
Net income attributable to IPG Photonics Corporation	$67.1	$61.3	9%	$116.4	$118.7	(2)%
Earnings per diluted share	$1.25	$1.15	9%	$2.17	$2.22	(2)%
Management Comments
"Our second-quarter results continue to demonstrate IPG's fiber laser technology leadership position," said Dr. Valentin Gapontsev, IPG Photonics' Chief Executive Officer. "We achieved record quarterly revenue of $252.8 million, with a solid gross margin of 54.5% and earnings per diluted share of $1.25, a 9% improvement over the same period last year. In addition, we completed the acquisition of Menara Networks, expanding IPG's telecommunications offerings."
Materials processing sales increased 6% year-over-year, primarily driven by solid demand for IPG's core cutting and marking applications, as well as strength in emerging applications including laser sintering, annealing and ablation. Sales to other markets were up 29% from the same quarter last year with better performance in telecommunications, driven by IPG's recent acquisition of Menara Networks. This was partially offset by lower sales for medical applications. High-power fiber laser sales grew 7%, and medium-power, pulsed, QCW and laser systems sales also increased compared with the prior year. On a geographic basis, IPG reported strong growth in North America, while sales in Europe and Asia, impacted by foreign exchange headwinds, were up slightly from the second quarter of last year.
During the second quarter, IPG generated $105.3 million in cash from operations and used $70.9 million to finance capital expenditures of which $23.8 million was financed with debt. The Company also used $46.5 million of cash for the acquisition of Menara Networks. IPG ended the quarter with $587.3 million in cash and cash equivalents and short-term investments, representing an increase of $4.8 million from December 31, 2015.
Anti-Dilutive Stock Repurchase Program

The Company also announced today that its Board of Directors authorized a share repurchase program to mitigate the dilutive impact of shares issued upon exercise or release under the Company's various employee and director equity compensation and employee stock purchase plans. Under the new anti-dilutive program, IPG management is authorized to repurchase shares of common stock in an amount not to exceed the number of shares issued to employees and directors under the Company's various employee and director equity compensation and employee stock purchase plans from January 1, 2016 through December 31, 2017. The program limits aggregate share repurchases to no more than $100 million over a period ending June 30, 2018. Share repurchases will be made periodically in open-market transactions using the Company's working capital, and are subject to market conditions, legal requirements and other factors. In addition, management has been granted the authority to establish a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 as part of the repurchase program. The share repurchase program authorization does not obligate the Company to repurchase any dollar amount or number of its shares, and repurchases may be commenced or suspended from time to time without prior notice.
Business Outlook and Financial Guidance
"As we enter the second half of 2016, we remain focused on improving our existing products and launching innovative new products and applications beyond our core markets, strengthening our technology lead and positioning IPG to expand our business with existing and new OEMs. We are making significant progress on the testing and development of these new product lines and applications and look forward to their launch," concluded Dr. Gapontsev.
IPG Photonics expects revenue in the range of $245 million to $260 million for the third quarter of 2016. The Company anticipates earnings per diluted share in the range of $1.12 to $1.27 based on 53,788,000 diluted common shares, which includes 53,065,000 basic common shares outstanding and 723,000 potentially dilutive options at June 30, 2016. As discussed in more detail in the "Safe Harbor" passage of this news release, actual results may differ from this guidance due to various factors including, but not limited to, product demand, order cancellations and delays, competition and general economic conditions. This guidance is based upon current market conditions and expectations, and is subject to the risks outlined in the Company's reports with the SEC, and assumes exchange rates relative to the U.S. Dollar of Euro 0.90, Russian Ruble 64, Japanese Yen 103 and Chinese Yuan 6.63, respectively.
Conference Call Reminder
The Company will hold a conference call today, July 28, 2016 at 10:00 a.m. ET. The conference call will be webcast live and can be accessed on the "Investors" section of the Company's website at www.ipgphotonics.com. The conference call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. An archived version of the webcast will be available for approximately one year on IPG's website.
About IPG Photonics Corporation
IPG Photonics Corporation is the world leader in high-power fiber lasers and amplifiers. Founded in 1990, IPG pioneered the development and commercialization of optical fiber-based lasers for use in diverse applications, primarily materials processing. Fiber lasers have revolutionized the industry by delivering superior performance, reliability and usability at a lower total cost of ownership compared with conventional lasers, allowing end users to increase productivity and decrease operating costs. IPG has its headquarters in Oxford, Massachusetts, and has additional plants and offices throughout the world. For more information, please visit www.ipgphotonics.com.
Safe Harbor Statement
Information and statements provided by IPG and its employees, including statements in this press release, that relate to future plans, events or performance are forward-looking statements. These statements involve risks and uncertainties. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, IPG's new share repurchase program, improving its existing products, launching new products and applications beyond IPG's core markets, strengthening IPG's technology lead, positioning IPG to expand its business with existing and new OEMs, making significant progress on the testing and development of these new product lines and applications, and guidance for the third quarter of 2016. Factors that could cause actual results to differ materially include risks and uncertainties, including risks associated with the strength or weakness of the business conditions in industries and geographic markets that IPG serves, particularly the effect of downturns in the markets IPG serves; uncertainties and adverse changes in the general economic conditions of markets; IPG's ability to penetrate new applications for fiber lasers and increase market share; the rate of acceptance and penetration of IPG's products; inability to manage risks associated with international customers and operations; foreign currency fluctuations; high levels of fixed costs from IPG's vertical integration; the appropriateness of IPG's manufacturing capacity for the level of demand; competitive factors, including declining average selling prices; the effect of acquisitions and investments; inventory write-downs; intellectual property infringement claims and litigation; interruption in supply of key components; manufacturing risks; government regulations and trade sanctions; and other risks identified in IPG's SEC filings. Readers are encouraged to refer to the risk factors described in IPG's Annual Report on Form 10-K (filed with the SEC on February 26, 2016) and its periodic reports filed with the SEC, as applicable. Actual results, events and performance may differ materially. Readers are cautioned not to rely on the forward-looking statements, which speak only as of the date hereof. IPG undertakes no obligation to update the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands, except per share data)
NET SALES	$252,787	$235,138	$460,035	$434,098
COST OF SALES	115,083	106,435	207,921	197,568
GROSS PROFIT	137,704	128,703	252,114	236,530
OPERATING EXPENSES:
Sales and marketing	9,689	7,962	17,723	15,511
Research and development	18,412	15,114	35,901	29,344
General and administrative	16,151	15,017	30,052	27,795
(Gain) loss on foreign exchange	(1,556)	3,167	3,411	(5,585)
Total operating expenses	42,696	41,260	87,087	67,065
OPERATING INCOME	95,008	87,443	165,027	169,465
OTHER INCOME (EXPENSE), Net:
Interest income (expense), net	270	(112)	462	(296)
Other income, net	141	161	148	246
Total other income (expense)	411	49	610	(50)
INCOME BEFORE PROVISION FOR INCOME TAXES	95,419	87,492	165,637	169,415
PROVISION FOR INCOME TAXES	(28,387)	(26,248)	(49,277)	(50,825)
NET INCOME	67,032	61,244	116,360	118,590
LESS: NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(27)	(55)	(25)	(68)
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION	$67,059	$61,299	$116,385	$118,658
NET INCOME ATTRIBUTABLE TO IPG PHOTONICS CORPORATION PER SHARE:
Basic	$1.26	$1.16	$2.20	$2.26
Diluted	$1.25	$1.15	$2.17	$2.22
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	53,065	52,657	52,981	52,572
Diluted	53,788	53,442	53,705	53,355

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF STOCK-BASED COMPENSATION

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2016	2015	2016	2015
Cost of sales	$1,545	$1,359	$2,964	$2,515
Sales and marketing	497	509	912	944
Research and development	1,220	993	2,313	1,863
General and administrative	2,215	1,874	4,247	3,540
Total stock-based compensation	5,477	4,735	10,436	8,862
Tax benefit recognized	(1,765)	(1,565)	(3,349)	(2,908)
Net stock-based compensation	$3,712	$3,170	$7,087	$5,954

IPG PHOTONICS CORPORATION
SUPPLEMENTAL SCHEDULE OF ACQUISITION RELATED COSTS IN COST OF SALES

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2016	2015	2016	2015
Cost of sales
Step-up of inventory (1)	$374	$—	$374	$—
Amortization of intangible assets (2)	579	410	924	645
Total acquisition related costs	$953	$410	$1,298	$645

(1) Amount relates to Menara step-up adjustment on inventory sold during the period
(2) Amount relates to intangible amortization expense during periods presented including amortization of acquired patents

IPG PHOTONICS CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(In thousands, except share and per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$587,286	$582,532
Short-term investments	126,794	106,584
Accounts receivable, net	151,476	150,479
Inventories	241,282	203,738
Prepaid income taxes	32,890	33,692
Prepaid expenses and other current assets	33,042	25,564
Deferred income taxes, net	24,477	20,346
Total current assets	1,197,247	1,122,935
DEFERRED INCOME TAXES, NET	13,438	9,386
GOODWILL	20,461	505
INTANGIBLE ASSETS, NET	29,396	11,904
PROPERTY, PLANT AND EQUIPMENT, NET	350,432	288,604
OTHER ASSETS	18,333	20,095
TOTAL	$1,629,307	$1,453,429
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$3,188	$2,000
Accounts payable	20,414	26,314
Accrued expenses and other liabilities	80,534	75,667
Deferred income taxes, net	4,152	3,190
Income taxes payable	26,688	37,809
Total current liabilities	134,976	144,980
DEFERRED INCOME TAXES AND OTHER LONG-TERM LIABILITIES	31,939	30,117
LONG-TERM DEBT, NET OF CURRENT PORTION	39,229	17,667
Total liabilities	206,144	192,764
COMMITMENTS AND CONTINGENCIES
IPG PHOTONICS CORPORATION STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par value, 175,000,000 shares authorized; 53,147,812 shares issued and outstanding at June 30, 2016; 52,883,902 shares issued and outstanding at December 31, 2015	5	5
Additional paid-in capital	629,694	607,649
Retained earnings	949,741	833,356
Accumulated other comprehensive loss	(156,451)	(181,482)
Total IPG Photonics Corporation stockholders' equity	1,422,989	1,259,528
NONCONTROLLING INTERESTS	174	1,137
Total equity	$1,423,163	$1,260,665
TOTAL	$1,629,307	$1,453,429

IPG PHOTONICS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2016	2015
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$116,360	$118,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,653	20,176
Provisions for inventory, warranty & bad debt	20,459	18,804
Other	3,702	3,427
Changes in assets and liabilities that used cash:
Accounts receivable/payable	(5,556)	(27,326)
Inventories	(34,668)	(33,211)
Other	(18,676)	950
Net cash provided by operating activities	105,274	101,410
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(70,863)	(32,606)
Proceeds from sales of property, plant and equipment	184	139
Purchases of short-term investments	(62,211)	—
Proceeds from short-term investments	41,720	—
Acquisition of businesses, net of cash acquired	(46,527)	(4,958)
Other	72	86
Net cash used in investing activities	(137,625)	(37,339)
CASH FLOWS FROM FINANCING ACTIVITIES:
Line-of-credit facilities	—	(777)
Proceeds on long-term borrowings	23,750	—
Principal payments on long-term borrowings	(1,000)	(12,333)
Purchase of noncontrolling interests	(950)	—
Exercise of employee stock options and issuances under employee stock purchase plan	8,579	9,574
Tax benefits from exercise of employee stock options	3,030	5,665
Net cash provided by financing activities	33,409	2,129
EFFECT OF CHANGES IN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	3,696	(16,842)
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,754	49,358
CASH AND CASH EQUIVALENTS — Beginning of period	582,532	522,150
CASH AND CASH EQUIVALENTS — End of period	$587,286	$571,508
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$349	$533
Cash paid for income taxes	$66,478	$44,728